GOODWIN, PROCTER & HOAR LLP
                            Counsellors at Law
                              Exchange Place
                     Boston, Massachusetts 02109-2881

                                                     Telephone (617) 570-1000
                                                     Telecopier (617) 523-1231

                             May 21, 1997

Securities and Exchange commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re: Rule 24f-2 Notice for USAA Tax Exempt Fund, Inc.
    1933 Act File No. 2-75093

Gentlemen:

 As counsel to USAA Tax Exempt Fund, Inc., a Maryland corporation (the "Registrant"), we have been requested to render this opinion in connection with the filing by the Registrant of a Rule 24f-2 Notice on Form 24f-2 with respect to its fiscal year ended March 31, 1997 (the "Notice").

Reference is made to Item 10 of the Notice wherein the Registrant reports the number of shares (the "Shares") of capital stock representing interests in the Long-Term Fund, Intermediate-Term Fund, Short-Term Fund, Tax Exempt Money Market Fund, California Bond Fund, California Money Market Fund, New York Bond Fund, New York Money Market Fund, Virginia Bond Fund and Virginia Money Market Fund series of the Registrant sold during the fiscal year ended March 31, 1997 in reliance upon Rule 24f-2 under the Investment Company Act of 1940, as amended.

We have examined the Registrant's Articles of Incorporation, as amended, the By-Laws of the Registrant, as amended, the Notice, certain resolutions adopted by the Directors of the Registrant, and such other documents as we deemed necessary for purposes of this opinion.

Based upon the foregoing, and assuming that all of the shares were sold, issued and paid for in accordance with the terms of the applicable Prospectus and Statement of Additional Information contained in the Registrant's Registration Statement on Form N-1A in effect at the time of sale, in our opinion the Shares were legally issued and are fully paid and nonassessable.

Very truly yours,

GOODWIN, PROCTER & HOAR LLP